FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of October 27, 2011, by and between ●, an Illinois limited liability company, its successors or assigns (“Lender”), and Kedem Pharmaceuticals Inc. (formerly known as Global Health Ventures Inc. (“Global”)), a Nevada corporation (“Borrower”). Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note (as defined below) unless otherwise defined herein.

A. On September 23, 2011, Global merged with Kedem Pharmaceuticals Inc., wherein Global was the surviving entity and Global changed its name from Global Health Ventures Inc. to Kedem Pharmaceuticals Inc.

B. Borrower previously sold and issued to Lender that certain Secured Convertible Promissory Note dated June 16, 2011 in the amount of Four Million Three Hundred Thirty-Eight Thousand Eight Hundred Thirty-Three Dollars ($4,338,833) (the “Note”).

C. The Note was issued pursuant to a Note and Warrant Purchase Agreement dated June 16, 2011 between Lender and Borrower (the “Purchase Agreement,” and together with the Note and all other documents entered into in conjunction therewith, including any amendments, exchanges, waivers, or prior forbearance agreements, the “Loan Documents”).

D. On September 16, 2011, Borrower failed to maintain the Share Reserve as required by Section 5(b)(xv) of the Purchase Agreement and Section 11(h) of the Note (the “Share Reserve Default”). The Share Reserve Default is an Event of Default under Section 12(i) of the Note (the “Event of Default”).

E. As a result of the Event of Default, the Note is currently due and payable at the rate of one hundred ten percent (110%) of the sum of such principal amount outstanding immediately before such Event of Default, and all interest, fees, costs, and penalties are accruing interest at a rate of twelve percent (12%) per annum. Certain additional penalties, fees, and costs have also accrued thereunder as a result of the Event of Default.

F. As a result of the Event of Default, as of the date hereof the outstanding balance of the Note, including legal fees (as provided in Section 3 hereof) is Four Million Four Hundred Thirty-Five Thousand Ten Dollars and Forty-Six Cents ($4,435,010.46) with interest accruing at the rate of twelve percent (12%) per annum and certain additional adjustments, penalties, fees, and costs continuing to accrue (the “Outstanding Balance”).

G. Lender is entitled, based on the Event of Default, to exercise any and all remedies available under the Note and the other Loan Documents to collect all amounts due under the Note, including, without limitation, acceleration of the Outstanding Balance and demanding immediate payment in full.

H. On October 18, 2011, Lender delivered the “Demand for Payment Due to Default” to Borrower, wherein Lender declared the entire Outstanding Balance immediately due and payable.

I. Borrower has requested that Lender forbear from exercising its rights and pursuing remedies currently available to it against Borrower under the Note, the Purchase Agreement, and the other Loan Documents.

J. Lender has agreed, subject to the terms, conditions and understandings set forth in this Agreement, to reduce the outstanding balance of the Note by Twenty-Five Thousand Dollars ($25,000), to extend the original maturity date by six (6) months, and to refrain and forbear temporarily from exercising and enforcing any of its remedies against Borrower resulting from the Event of Default as provided in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties acknowledge, confirm, and agree as follows:

1. Recitals. The recitals set forth above in this Agreement are true and accurate, are contractual in nature, are not mere recitals, and are hereby incorporated into and made a part of this Agreement.

2. Forbearance.

(a) Subject to the terms, conditions and understandings contained in this Agreement, Lender hereby agrees to refrain and forbear from exercising and enforcing any of its remedies under the Note, the Loan Documents or under applicable laws, with respect to the Event of Default, until December 14, 2015 (the “Forbearance”).

(b) Together with its execution of this Agreement, Borrower shall execute a consent to entry of Judgment by Confession substantially in the form attached hereto as Exhibit A (the “Confession”), which, in addition to any other rights or remedies Lender may have under this Agreement, the Loan Documents or applicable law, Lender may, in its sole discretion, cause to be entered into a court of competent jurisdiction upon Borrower’s default of any provision set forth in this Agreement, the Note, or any of the other Loan Documents. The Confession shall provide for a judgment against Borrower equal to the Judgment Amount (as defined in the Confession).

(c) Borrower understands that the Forbearance shall terminate immediately upon the occurrence of any material breach of this Agreement or upon the occurrence of any Event of Default after the date hereof and that upon the earlier of the termination of the Forbearance, Borrower’s breach of any term or provision in this Agreement, or the occurrence of any new Event of Default, Lender may, in Lender’s sole and absolute discretion, pursue all remedies available to it under the terms of this Agreement, the Note, the other Loan Documents, or applicable law.

3. Legal Fees. Borrower owes Ten Thousand Dollars ($10,000) to Lender for legal fees, as provided by Section 20 of the Note, associated with both collecting on the Note and preparation of this Agreement as a result of the Share Reserve Default. This amount is included in the Outstanding Balance.

4. Obligations; Outstanding Balances; Ratification of the Note. The Note shall be and shall remain in full force and effect (subject to the amendments set forth herein) in accordance with its terms and is hereby ratified and confirmed in all respects. Any reference to the Note after the date of this Agreement is deemed to be a reference to the Note as amended by this Agreement. No forbearance, waiver, or amendments other than as set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note or the other Loan Documents.

5. Note and Purchase Agreement Amendment. For purposes of this Agreement, the Note and the Purchase Agreement are hereby amended as follows:

(a) Maturity Date. The Maturity Date is hereby extended six months from the original Maturity Date; therefore, the amended Maturity Date will be December 14, 2015.

(b) Share Reserve. The Share Reserve is hereby amended to be such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note and exercise of the Warrant, but never less than Five Million (5,000,000) shares.

(c) Amount Outstanding. Notwithstanding the Outstanding Balance set forth above, each of Borrower and Lender agree that as of the date hereof, so long as Borrower complies with the terms of this Agreement, the outstanding balance of the Note shall be deemed and affirmed to be the Outstanding Balance minus Twenty-Five Thousand Dollars ($25,000), plus interest accruing at the rate of twelve percent (12%) per annum, fees, costs, penalties, expenses, adjustments, and other changes now or hereafter payable by Borrower to Lender under the Loan Documents, with such amounts owing without offset, defense, or counterclaim of any kind, nature, or description whatsoever (the “Note Balance”); provided, however, that in the event Borrower breaches any term or provision of this Agreement or any additional Events of Default occur under the Note or the Loan Documents after the date hereof, the parties agree that the outstanding balance of the Note as of the date of this Agreement shall be deemed to have been the Outstanding Balance, and any interest, fees, or penalties accrued and accruing thereafter shall accrue on the Outstanding Balance.

(d) Cross Default. Notwithstanding anything to the contrary contained in this Agreement, the Note, or the other Loan Documents, a breach or default by Borrower of any covenant or other term or condition contained in (i) the Note, (ii) any of the other Loan Documents, or (iii) any Other Agreements (as defined below); shall, at the option of Lender, be considered a default under the Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Agreement and the Note. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by: (1) Borrower (or a subsidiary), and, or for the benefit of, (2) Lender, including, without limitation, promissory notes, purchase agreements, contracts or other agreements or undertakings; provided, however, the term “Other Agreements” shall not include the Loan Documents. The intent of this provision is that all existing and future loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to Lender.

(e) Security. Notwithstanding anything in the Loan Documents or herein to the contrary, in addition to any other security under the Loan Documents, the Note shall also be secured by a Security Agreement substantially in the form attached hereto as Exhibit B, listing all of Borrower’s assets as security for Borrower’s obligations under the Loan Documents (the “Security Agreement”).

6. Authorized Shares. On or before April 1, 2012 and at all times thereafter, prior to the repayment in full of the Note, Borrower shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note Balance and full exercise of the Warrant (the “Share Reserve”). If at any time thereafter the Share Reserve is insufficient to effect the full conversion of the Note Balance and exercise of the Warrant, Borrower shall immediately increase the Share Reserve accordingly. If Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, Borrower shall call and hold a special meeting of the stockholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of authorized shares of Common Stock. Borrower’s management shall recommend to Borrower’s stockholders to vote in favor of increasing the number of authorized shares of Common Stock. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock. Borrower shall use its best efforts to cause such additional shares of Common Stock to be authorized so as to comply with the requirements of this Section 6.

7. Ownership Limitation. Notwithstanding anything set forth in the Note or any of the other Loan Documents to the contrary, in the event of a Conversion Notice, or other issuance of shares, by Borrower that would result in the beneficial ownership by Lender and its affiliates of more than 9.99% of the outstanding Common Stock (the “Ownership Limitation”), then (i) such exercise, right, or election shall constitute a legal, valid, binding and enforceable exercise, right, or election, (ii) to the extent the issuance and/or delivery of shares of Common Stock pursuant to such exercise or election would result in a breach of the Ownership Limitation (the number of shares of Common Stock in excess of the Ownership Limitation, the “Excess Shares”), Borrower shall not be obligated to immediately issue and/or deliver the Excess Shares and shall instead reserve the Excess Shares for issuance to Lender at a later date; and (iii) immediately upon Lender’s delivery to Borrower of written notice that the issuance of all or any portion of the Excess Shares would not result in a breach of the Ownership Limitation, Borrower shall issue and/or deliver to Lender such Excess Shares. The Ownership Limitation is a valid, binding, and non-waivable provision of this Agreement.

8. Rule 144 Opinion Letter. Borrower shall use its best efforts to cause its legal counsel to deliver a legal opinion to its transfer agent within five business days of receipt of a written request from the Lender at any time after the date hereof. Such opinion shall be subject to Lender’s prior approval and shall opine that Lender’s sale of all shares of Common Stock issued and/or delivered to Lender, including those shares issued and/or delivered pursuant to conversions of the Note, shall be exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), by reason of Rule 144 promulgated under the Securities Act and shall further instruct Borrower’s transfer agent to deliver certificates representing shares of Common Stock to Lender without a restricted securities legend in accordance with its conversions of the Note while also instructing the transfer agent that Lender is an intended third-party beneficiary (the “144 Opinion”). Notwithstanding the foregoing, Lender shall have the right, in its sole discretion, to provide a 144 Opinion prepared by counsel to Lender, and Borrower shall accept such 144 Opinion in its reasonable discretion, which shall include the reasonable discretion of Borrower’s counsel.

9. Failure to Comply. Lender’s Forbearance and agreement to enter into this Agreement is conditioned on Borrower’s promise to comply with all of the terms, covenants, and conditions of this Agreement, the Note, and the other Loan Documents. Upon the earlier of the (i) termination of the Forbearance, the (ii) Borrower’s breach of any term or provision in this Agreement, or the (iii) occurrence of any new Event of Default, Lender may, at its election, take any or all of the following actions: (x) withdraw the Forbearance and other accommodations given by Lender herein, (y) exercise its respective rights and remedies under this Agreement, the Loan Documents, and applicable law, in addition to all other available remedies, and (z) declare the Note immediately due and payable.

10. Representations and Warranties. In order to induce Lender to enter into this Agreement, Borrower reaffirms the representations and warranties made by Borrower in Section 4 of the Purchase Agreement as true and correct in all material respects, in each case as of the date of the Purchase Agreement and as of the date hereof, to the extent that such representations and warranties have not been modified except with the full knowledge of Lender, and in particular those representations and warranties in Sections 4(c)(i), 4(g), 4(h), 4(k) and 4(m); in addition to the representations and warranties set forth in the Purchase Agreement, which are incorporated herein, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, and warrants to Lender that:

(a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent or approval of Borrower, and no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Agreement which would or could materially and adversely affect the understanding of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c) Except as expressly set forth in this Agreement, Borrower acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Loan Documents.

(d) Borrower hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower (or had the opportunity to be represented by counsel). Borrower further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(e) Other than the Event of Default, Borrower represents and warrants that as of the date hereof no other breach or default under the Loan Documents exists.

11. Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

12. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws. Each party hereto submits to the jurisdiction of any state or federal court sitting in Cook County, Illinois in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Loan Documents, such service to become effective ten (10) days after such mailing.

13. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

14. Attorneys’ Fees. If any action at law or in equity is brought by a party to enforce or interpret the terms of this Agreement, the Prevailing Party (as defined hereafter) shall be entitled to reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which such party may be entitled. “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails on a majority of final rulings, counts, or judgments of dispositive issues adjudicated by a court of competent jurisdiction.

15. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect

16. Entire Agreement; Amendments. This Agreement, together with the Loan Documents and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both Borrower and Lender.

17. Waiver of Jury Trial. Borrower hereby waives the right to trial by jury in an action arising hereunder.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns. Borrower shall not assign any of its rights or obligations under this Agreement. Lender may assign all or a portion of its rights and obligations under this Agreement to one or more third parties on terms and conditions acceptable to Lender without the consent of Borrower, provided that Lender shall promptly provide notice of such assignment to Borrower.

19. Time of Essence. Time is of the essence of this Agreement.

20. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Note and the other Loan Documents shall remain in full force and effect, enforceable in accordance with all of their original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, the Note and the other Loan Documents, the terms of this Agreement shall prevail.

21. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

BORROWER:

KEDEM PHARMACEUTICALS INC.

By: _______________________________
Hassan Salari, Chief Executive Officer

LENDER:

●

By: ●, Manager

By: _______________________________
                                                                                    ●, President

[Signature Page to Forbearance Agreement]

EXHIBIT A

JUDGMENT BY CONFESSION

EXHIBIT B

SECURITY AGREEMENT